EXHIBIT 10.3 - Lease Agreement

                                 LEASE AGREEMENT



The Lessor, UPCHURCH-SUTTON, AGREES TO LEASE TO Lessee, AMERITALKS.COM jointly and severally and Lessee agrees to lease from the Lessor, the property and all improvements in accordance and pursuant to the covenants, terms, conditions and provisions as follows:



                                   WITNESSETH:

1. PREMISES: Office space consisting of the second floor of approximately 4500 square feet, located at 1001 Kings Avenue, County of Duval, within the building known as The King's Building.


2. TERM: The term of this lease will commence on the date of April 1, 2000 and will continue through March 31, 2005, a term of 60 months.


3. RENT: Lessee agrees to pay the sum of 13.40 per sq. ft. a year escalating @ .50 per sq. ft. per year for 4500 sq. ft., for the term of this Lease, payable in the equal monthly installments of

         YEAR ONE:         $5025 + sales tax(6/1/2000 through 3/31/2001)**
         YEAR TWO          $5213 + sales tax (4/1/2001 through 3/31/2002)
         YEAR THREE:       $5400 + sales tax(4/1/2002 through 3/31/2003)
         YEAR FOUR:        $5588 + sales tax(4/1/2003 through 3/31/2004)
         YEAR FIVE:        $5775 + sales tax(4/1/2004 through 3/31/2005)

Payable in advance on or before the first day of each month, plus any additional charges set forth in this Lease, plus applicable Florida Sales and Use Tax.

The Lessee, as long as not in default under this lease, has a 2-term renewal option up to 90 days of lease expiration date in writing to lessor; rental rate to be negotiated. The Lessee has first right of refusal to purchase The King's Building property being "for sale". The option must accompany an acceptable purchase agreement within 10 days of notification.


4. PAYMENT OF RENT: The Lease shall be for the term and the total rent payable in periodic installments as set forth above. Each installment of rent shall be paid in advance on the first day of each month specified, commencing on April 1, 2000. Lessor and Lessee agree to the pre-payment of 2 months rent due at lease signing. **(April though June 2000). The rent shall be paid to UPCHURCH-SUTTON, 1001-3 Kings Ave. Jacksonville, A. 32207, or at other address as Lessor may specify. Rent payments received after the 5th day of each month shall be subject to an administrative charge of 2.5% of the late rent. In the event that rent is received after the 1 0th day of the month Lessee shall pay an additional late charge of 2.5% of the late rent. Moreover, in the event that any check, bank draft, or negotiable instrument given for any payment hereunder, shall be dishonored for any reason, Lessor shall be entitled in addition to any other remedy available, to make an extra administrative charge of $50.00.

5. SECURITY DEPOSIT: Simultaneously, with the execution of this Lease, Lessee has deposited the sum of $6000, which shall be retained by Lessor as security for the faithful performance and observance by Lessee of the above covenants, terms, conditions and provisions of the Lease. The said Security Deposit shall be refunded to Lessee at the conclusion of this Lease provided all of the above terms, conditions and provisions have been met. Upon Event of Default, defined as described by term and conditions within this lease, not cured within 3 days, in addition to all other remedies available, Lessor may apply the whole or any part of such sum for payment of any rent or other charges, or any expense incurred by Lessor by reason of I lessee's default or Lessor may retain any or all of such sum in liquidation of any or all of the damages suffered by lessor by reason of such Event of Default, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Lessor. Such sum shall not bear interest while being held by Lessor hereunder. In the event of a sale of all or a part of the canter, Lessor shall thereupon be released by Lessee from all liability for the return of such Security Deposit; the provisions hereof shall apply to every other subsequent transfer or assignment made of the Security Deposit to a new Lessor.


6. ACCEPTANCE: The Lessee agrees that it is accepting the Property in an "as is" condition, any exceptions are described an Exhibit "B".


7. SIGNS: Lessee will make no unlawful, Improper or offensive use of the Property. Any signs placed on the building by the Lessee shall be mode with the Lessor's prior written consent. A diagram of any signs to be placed on the Property Is required to be submitted to the Lessor For approval, which will not be unreasonably withheld. NO portable sign or advertisement material shall be placed in the parking area or on the perimeter areas of the Property. The Lessee will have the right, at it's own expense to place panels or a panel on one-half of the present freestanding sign.


8. PROPERTY: The parking area is for customer use only. Any vehicles parked overnight are subject to removal at owner's expense, No semi-trailers or trailer parking except delivery and unloading purposes. Upon termination of the Lease, Lessee shall deliver up the Property In proper operating condition and In a condition or repair comparable to the condition at the time of execution of this Lease, except For ordinary wear and tear, and in a broom-clean condition and with all glass in all windows and doors intact.


9. ORDINANCES / REGULATIONS: Lessee covenants to comply with and execute all laws, regulations and ordinances of the lawfully constituted governmental authorities of the United States of America, or State, County, District or Subdivision in which the Property is located; concerning and affecting the use of Property at the Lessee's expense including those of utilities serving the Property.


10. ALTERATIONS: The Lessee shall make no alterations, additions or structural change on or to the Property without the prior written consent of Lessor. The Lessor will not deny any reasonable request. All installations, repairs, improvements, replacements and alterations to the premises made by Lessee shall, upon being installed, become a part of the building and the property of the Lessor.


11. UTILITIES AND COMMON AREA MAINTENANCE: Lessee shall pay all costs and expenses For gas, electricity, heat and any other utilities furnished to or used in connection with it's leased premise promptly as each thereof shall become due and payable.


12. QUIET ENJOYMENT: The Lessee, upon payment of the rent herein reserved and upon the performance of all terms of this Lease, shall at all times during the Lease term peaceably and quietly enjoy the leased premises without any disturbance From the Lessor.

13. LESSOR'S RIGHT OF ENTRY: Lessor or Lessor's agents shall have the right at any reasonable time to enter the Property for the purpose of inspection or for the purpose of making or causing to be made any repairs or otherwise to protect Lessor's interests, but the right of Lessor to enter, repair or do anything else to protect Lessor's interest, or the exercise or failure to exercise hereof, shall In no way diminish Lessee's obligations under this lease or enlarge Lessor's obligations under this Lease or affect any right of Lessor or create any duty or liability by Lessor to Lessee or any third party. Lessor shall have the right to display on the outside of the Property "For Rent" or "For Sale" signs provided however, that no "For Rent" sign be placed In the leased premises prior to ninety (90) days before the expiration or termination of this Lease.


14. REMEDIES IN DEFAULT: In the event Lessee shall, (a) fail to make any rental or other payment due hereunder within ten (10) days after due date, or (b) be adjudged bankrupt, or (c) make an assignment for the benefit of creditors, or (d) have Lessee's leasehold estate taken an execution against Lessee, or (e) abandon the Property during the term hereof or (f) breach or Fail to perform any agreement herein other than the agreement to pay rent and shall Fail to cure such breach or perform such agreements within (3) three days after written notice From the Lessor, then the Lessor, in either such event, shall have the option to:

     (1) Terminate this Lease, resume possession of the Property For Lessor's own account and recover immediately from the Lessee the difference between the rent provided for in this Lease and the fair value of the Property for the remainder of the Lease term, reduced to present worth, together with any other damages occasioned by or resulting from the abandonment or a breach or a monetary default or default other then a default in payment of rent.

     (2) If Lessee defaults in performance of any obligations hereunder and such default is not corrected as provided in this Lease, Lessor may perform the obligation and the Lessee shall pay all costs and expenses of Lessor to perform Lessee's obligation. The remedies provided in this paragraph shall not be exclusive and in addition thereto the Lessor may pursue such other remedies as are provided by law in the event of any breach default or abandonment by Lessee. In any event and irrespective of any option exercised, Lessee agrees to pay and the Lessor shall be entitled to recover all costs and expenses incurred by the Lessor Including reasonable attorney's Fees, in connection with collection of rental or damages or enforcing other rights of the Lessor in the event of any breach or fault or abandonment by Lessee, Irrespective of whether or not Lessor elects to terminate this Lease by reason of such breach, default or abandonment. The Lessee hereby expressly waives any and all rights of redemption, if any granted by or under any present or Future law in the event the Lessee shall be evicted or dispossessed for any cause, or, in the event the Lessor shall obtain possession of the premises by virtue of the provisions of this Lease or otherwise.


15. PERFORMANCE: The failure of Lessor to Insist, In any one or more instances, upon a strict performance of any of the covenants or agreements in this Lease, or to exercise any option herein contained shall not be construed me a waiver or a relinquishment for the future of such covenant, or option, but the some shall continue and remain in full force and effect. The receipt by lessor rent, with knowledge of the breach of any covenant or agreement thereof shall not be deemed a waiver of such breach end no waiver by Lessor if any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor.

16. CONDEMNATION. Lessor reserves to itself and Lessee assigns to Lessor, all rights to damages occurring on account of any taking or condemnation of any part of the Property hereby leased, or by reason of any act of any public or quasi-public authority For which damages are payable Lessee agrees to execute such Instruments of assignment as may be required by Lessor, to join with Lessor In any petition for the recovery of damages, if requested by Lessor, and to turn over to Lessor any such damages that may be recovered in any such proceeding. Lessor does not reserve to itself and Lessee does not assign to Lessor any damages payable for trade fixtures Installed by Lessor at Lessee's own cost and expense which are not part of the Property. In the event of a condemnation or taking of the Property hereby leased, Lessor may terminate this Lease upon thirty (30) days written notice to Lessee; in the event of a condemnation or taking In which more than twenty-Five (25%) percent of the property is taken, either party may elect to terminate this Lease upon thirty (30) days prior to written notice to the other party.


17. SUBORDINATION. All rights and interests or Lessee hereunder are and shall be and remain subject, subordinate and inferior to all bona Fide mortgages heretofore or hereafter given and encumbering the Property, or any, part thereof, and shall likewise be subordinate and inferior to all renewals, modifications, consolidations, replacements and extensions of any such mortgage shall at all times be and remain prior and superior to all rights and interests of Lessee. The provisions of this paragraph shall operate as a subordination agreement with respect to all such mortgages and all renewals, modifications, consolidations, replacements and extensions thereof. IF the holder of any such mortgage or any person, firm or corporation agreeing to make a loan secured by a mortgage on the property shall require confirmation of' any subordination for which provision in herein made or separate subordination agreement with respect to any mortgage transaction, Lessee shall execute such confirmation or subordination agreement in form as required by such mortgage holder or such person, firm or corporation agreeing to make a loan secured by a mortgage on the Property, and the execution of same shall not diminish or affect the liability of the Lessee hereunder or of any party responsible for or guaranteeing the obligations of said Lessee under this Lease.


18. NOTICES. Any notices demand required or permitted by law, or any provision of this Lease, shall be in writing, and It the same is to be served upon the Lessor, may be personally delivered to Lessor, or may be deposited in the United States mail, registered or certified, with return receipt requested, postage prepaid, and addressed to Lessor at address net forth by Lessor.


19. INDEMNIFICATION. Lessee agrees that It will make full and prompt payment of, all sums necessary to pay for the cost of all repairs, alterations, Improvements, changes or other work done by the Lessee to the leased building or premises and further agrees to indemnify and save harmless the Lessor from and against any and all costs and liabilities incurred by Lessee and against any and all mechanics', material man's or laborers' liens arising out of or from such work or the coat hereof which may be asserted, claimed or charged against the leased building and premise. Notwithstanding anything appearing In this Lease, the Interest of the Lessor In the leased premises shall not be subject to liens for Improvements or work made or done by the Lessee whether or not same shall be made or done in accordance with an agreement between Lessor and Lessee, and It In agreed that In no event shall the Lessor or the interest of the Lessor In any of the Leased premises be liable for or subjected to any mechanics, material-man's, or laborer's liens for improvement or work done or made by the Lessee and the Lease expressly prohibits the subjecting of the interest of the Lessor in the leased premises to any liens for improvements made by the Lessee or for which the Lessee is responsible for payment under the terms of this Lease, and all persons dealing with Lessee are put on notice of these provisions. In the event any notice or claim of lien shall be asserted of record against the interest of the Lessor in the leased Property, on account of or growing out of any improvement or work made or done by the Lessee, or any person claiming by, through or under the Lessee, or for improvement or work the cost of which is the responsibility of the Lessee, then Lessee agrees to have such notice or claim of lien cancelled and discharged of record as a claim against the interest of Lessor in the lease premises; either by payment and satisfaction or by removal by transfer to bond or deposit as permitted by law, within ten (10) days after notice to Lessee by Lessor, and In the event Lessee fails to do so Lessee shall be considered to be in default under this Lease with like affect as if Lessee should have failed to pay a rental payment when due and within any applicable grace period provided for payment of same.

20. AGREEMENT. This Lease Agreement constitutes the entire agreement of the parties and may not be modified except by written instrument signed by the party against whom such modification is sought to be enforced. This Agreement shall be binding upon the parties, the legal representatives, successors and assigns and shall be construed and enforced pursuant to the laws of the State of Florida. All terms herein shall mean and refer to the singular or plural, the masculine or feminine and to natural persons and to entities as required by the context.


21. ASSIGNMENT OR SUBLETTING. Lessee shall not mortgage, pledge, assign, or otherwise encumber its interest in the Property or in this Lease nor shall it permit any other person or entity to occupy any or all of the Property without first obtaining Lessor's written consent thereto. Such consent will not be unreasonably withheld but may be conditioned upon the receipt by the Lessor of the following: (a) A recent financial statement of the proposed assignee or subleases; (b) a statement of the nature of the business intended to be conducted in the Property, the name of the officers and the number of employees expected to be located at the Property; and (c) an unequivocal assumption of liability by the assignee or subleases of the Lease with the rental adjusted to reflect the then fair market rental value of the Property; but, in no event shall the rent be decreased, provided, however Lessor in its sole discretion shall be entitled to, and may require Lessee to remain primarily liable under the Lease, and not as a surety or guarantor subsequent to any such assignment. Lessor shall have thirty (30) days from the receipt of items (a) through (c), in which to notify Lessee of Lessor's acceptance or rejection of the offer to terminate. Assignment and subletting shall include any transfers to Lessee's interest in this Lease, whether voluntary or involuntary, including any lien upon Lessee's or subleases or assignees, or any receiver or trustee with jurisdiction over Lessee, or by a transfer by any persons or person controlling the lessee on the date hereof of the control of Lessee to a person not controlling Lessee on the date thereof.


22. HOLD HARMLESS. Lessee agrees to pay, and to protect, Indemnify and save harmless Lessor from and against any and all liabilities, obligations, losses, damages, costs, penalties, expenses (including all attorney's fees and expenses of Lessee and of Lessor), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (1) any accident or injury to, or the death of, any person or damage to property on the Lessor's premises, or upon immediately adjoining sidewalks, streets or ways; (2) violation of any agreements or condition of this Lease and of the contracts, agreements, restrictions, statutes, laws, ordinances or regulations or other documents ( whether or not recorded) affecting the property or any part thereof, or the ownership, occupancy or use thereof, or (3) any tortuous act or omission on the part of Lessee or of any of its agents, contractors, subleases, licensers, or invitees. In case or suit or proceeding is brought against Lessor by reason of any occurrence herein described, Lessee will at Its own expense defend such action, suit or proceeding with council satisfactory to Lessor.


23. INSURANCE. Tenant agrees to maintain In full force and effect, at all times during the term of this Lease, policies of insurance, affording the Following coverage's: (a) comprehensive general liability for personal injury or property damage In or about the premises resulting from the use, occupation or operation of the Premises in an amount not less than
     $300,000.00 of combined single limit (b) Fire and extended coverage, vandalism and malicious mischief and, where applicable Lessee stock-in-trade, fixtures, furniture, furnishings, trade equipment, signs, and any other property owned by Lessee and kept on the premises, In amounts not less then the full insurable value, i.e. actual replacement value of such contents and personal property; (c) workman's compensation, as required by Florida Statues. Except for the worker's compensation insurance, all policies shall name Lessor, as additional insured and provide that the interest of same shall not be affected by any negligence or breach of any Lease or policy provisions by Lessor, Lessee, Mortgages, sub lessee or occupant of the premises. Lessee shall furnish Lessor a certificate of its insurance evidencing such insurance and providing that the coverage thereby shall not be cancelled or terminated unless the insurer first gives Lessor not less than thirty (30) days prior written notice. Failure to provide such insurance coverage shall constitute an event of default of this Lease, and notwithstanding any of the forgoing, Lessee shall not do or permit to be done any act or thing which may result In the suspension or cancellation of any insurance policy or for which the insurance risk wouldn't be increased. In the event Lessee's activities result in an increase in insurance premiums to any policy held by Lessor for the property, Lessee shall reimburse Lessor for such increase. Tenant shall provide such evidence of coverage prior to opening for business.

24. OTHER. Lessee agrees to keep condition of the leased space in sanitary standards acceptable to Lessor, and to adhere to any rules and regulations submitted to Lessee by Lessor pertaining to the property.


25. HOLDING OVER. If the Lessee or any approved assignee or sub lessee, shall continue to occupy the property after the termination of the Lease, without the prior written consent of Lessor, such tenancy shall be a tenancy sufferance. Any term at sufferance will be at a monthly rental twice that of the last full month's rental. Acceptance by Lessor of any rental after termination shall not constitute a renewal of the Lease nor consent to such occupancy, nor shall it constitute a waiver of Lessor's right to re-entry or any other right contained herein.


26. MAINTENANCE. Lessor shall guarantee on commencement date of this Lease, proper operating condition of: plumbing lines and fixtures; lighting Fixtures and wiring; air conditioning equipment. Lessor will also be responsible during the term of this Lease for maintaining the structural components, the exterior walls, doors and roof, unless Lessee's negligence or fault thereto shall cause damage. Lessor will be responsible for replacement of major components of AC unit. Lessee shall be responsible for servicing and maintaining in proper operating condition, the interior of the leased premises including all plumbing, mechanical systems, air conditioning equipment, and lighting fixtures. And the Lessee agrees to make repairs promptly for problems caused by Lessee's neglect, as they may be needed and at Lessee's own expense. At the end of the Lessee term, or termination, Lessee shall deliver up the property in clean and proper operating condition except ordinary wear and tear. Lessee shall keep all common areas such as sidewalks and back alley free of debris or objects caused by the Lessee. Refuse to be deposited at curb for city pick up.


27. RESTRICTIONS: 1001 Kings Ave. Building parking not included with the following exception; the Lessee has the option to rent up to seven designated spaces at designated Kings Building Parking. The parking spaces will be subject to the conditions and payment terms of this lease. Under this lease period each space is $50 per month + any applicable tax with an annual 10% increase for the lease term. Whenever Radisson or comparable parking becomes available at a competitive rate either party may waive this option.


ADDITIONAL PROVISIONS:

**Lessee agrees to pre-pay the first two months of rent. Lessor allows Lessee to occupy 400 sq. ft. of office space rent-free until April 1, 2000. Referenced in paragraph 3 & 4 page 1, Lessor grants pursuant to paragraph 21 page 5 consent for subletting to Maige, Matthews & Co. P. A.

     The lessor will provide per the attached build-out preliminary plans.
     o    Complete preparation and repair of floors;
     o    Cleaning and finishing interior perimeter walls to brick;
     o    Ceiling finishing with adequate lightning per plans;
     o    Repair & replace where needed HVAC vents and ductwork;
     o    Existing electric outlets repaired;
     o    Demolition of 3 walls;
     o Wall construction per preliminary design finished & painted; 150'full walls & 60' half walls;
     o    Provide & install new carpet at 28 oz. Nylon;
     o    11 additional standard interior doors.

Lessee will provide:

     o Completed set of plans signed & sealed for permits with the approval of the lessor within 7 days;
     o Install, stain and provide the crown molding and base trim for the 2nd floor build-out per Lessee's design;
     o Increase expenses for any upgrades, changes or items not included in Lessor.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement this 28 day of February 2000.

Signed, sealed and delivered In the presence of:

/s/ Marc J. Krug                  LESSOR:
--------------------------
                                   /s/ Robert L. Upchurch
                                   ---------------------------------------
                                   Robert L. Upchurch \President
                                   UPCHURCH-SUTTON, Inc.
                                   1001 Kings Ave., Jacksonville, FL 32207



                                   LESSEE:

/s/ Marc J. Krug                    /s/ Timothy J. Murtaugh
--------------------------         ---------------------------------------
                                   Timothy Murtaugh, CEO
                                   AMERITALKS.COM\Ridethepipe.com
                                   8129 W. Jose Circle, Jacksonville, FL 32217
                                   Personal guarantee:


                                   /s/ Timothy Murtaugh
                                   ---------------------------------------
                                   Timothy Murtaugh\President & CEO